Exhibit 10.1

Form for Stock Payment

PENN VIRGINIA RESOURCE GP, LLC

FIFTH AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

PHANTOM UNIT AWARD

This PHANTOM UNIT AWARD AGREEMENT (the “Agreement”), dated as of                     , 20     (the “Date of Grant”), is delivered by Penn Virginia Resource GP, LLC (the “Company”), the general partner of Penn Virginia Resource Partners, L.P. (the “Partnership”) to                                          (the “Participant”).

RECITALS

The Fifth Amended and Restated Long-Term Incentive Plan (the “Plan”) provides for the award of Phantom Units (as defined in the Plan) in accordance with the terms and conditions of the Plan. The Compensation and Benefits Committee of the Board of Directors of the Company (the “Committee”) has decided to award Phantom Units to the Participant as an inducement for the Participant to promote the best interests of the Company and the Partnership and its unitholders. All terms capitalized but not defined herein shall have the meanings assigned to them in the Plan. Copies of the Plan and the Plan prospectus are being provided to the Participant with this Agreement.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1. Award of Phantom Units. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants the Participant              Phantom Units.

2. Phantom Unit Account. Phantom Units represent hypothetical Units and not actual Units. The Company shall establish and maintain a bookkeeping account on its records for the Participant (a “Phantom Unit Account”) and shall record in such Phantom Unit Account (i) the number of Phantom Units granted to the Participant and (ii) either (A) the number of Units payable to the Participant on account of Phantom Units that have vested or (B) subject to Section 5(a)(ii) below, the amount of cash payable to the Participant on account of Phantom Units that have vested. No Units shall be issued to the Participant at the time the grant is made, and the Participant shall not be, nor have any of the rights or privileges of, a unitholder of the Partnership with respect to any Phantom Units recorded in the Phantom Unit Account. The Participant shall not have any interest in any fund or specific assets of the Partnership by reason of this award or the Phantom Unit Account established for the Participant.

3. Vesting and Non-transferability.

(a) Except as provided in subsections 3(b) and (c) below, the Phantom Units shall be subject to forfeiture until the Phantom Units vest. Except as provided in subsections 3(b) and (c) below, the Phantom Units shall vest according to the following schedule, if the Participant continues to be employed by the Company or any of its Affiliates from the Date of Grant until the applicable vesting date:

Vesting Date	Vested Phantom Units
[First anniversary of Date of Grant]	[1/3 of Phantom Units]
[Second anniversary of Date of Grant]	[1/3 of Phantom Units]
[Third anniversary of Date of Grant]	[1/3 of Phantom Units]

The vesting of the Phantom Units shall be cumulative, but shall not exceed 100% of the Phantom Units. If the foregoing schedule would produce fractional Phantom Units, the number of Phantom Units that vests shall be rounded down to the nearest whole Phantom Unit.

(b) Notwithstanding any provision to the contrary herein or in the Plan, in the event that (i) the Participant is at the Date of Grant or becomes Retirement Eligible or (ii) the Participant’s employment is terminated on account of the Participant’s death or Disability (as defined in Section 409A(a)(2)(C) of the Code), the Phantom Units shall become fully vested and nonforfeitable on the date on which the Participant becomes Retirement Eligible (or on the Date of Grant if the Participant is already Retirement Eligible) or the date of the Participant’s death or Disability.

(c) Notwithstanding any provision to the contrary herein or in the Plan, in the event of a Change of Control, the outstanding Phantom Units shall become fully vested and nonforfeitable upon the date of the Change of Control.

4. Termination of Phantom Units. If the Participant’s employment with the Company terminates for any reason other than as described in subsection 3(b) above before the Phantom Units vest, any unvested Phantom Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment. No payment shall be made with respect to any unvested Phantom Units that terminate as described in this Section 4.

5. Timing and Manner of Payment of Phantom Units.

(a) When the Phantom Units vest in accordance with Section 3 above, the Participant (or the Participant’s beneficiary or estate, in the event of the Participant’s death) shall receive (i) that number of Units equal to the number of Phantom Units that vested or (ii) at the Participant’s request and upon the approval of the Committee, a lump sum cash payment equal to the product of (x) the Fair Market Value of a Unit on the date on which the Phantom Units vest times (y) the number of such vested Phantom Units subject, in either case, to withholding as described below. Except as provided in subsections 5(c), (d), (e) and (f ) below, payment shall be made within thirty (30) days after the date on which such Phantom Units vest.

(b) Notwithstanding any provision to the contrary herein or in the Plan, in the event the Phantom Units accelerate when the Participant is at the Date of Grant or becomes Retirement Eligible as described in subsection 3(b)(i) above, the Participant shall receive payment with respect to such Phantom Units, except as provided in subsections 5(c), (d), (e) and (f) below, within thirty (30) days after the date the Phantom Units would otherwise have vested under subsection 3(a) above. Any lump sum cash payment made with respect to such Phantom Units pursuant to Section 5(a)(ii) above shall be equal to the product of (x) the Fair Market Value of a Unit on the otherwise applicable vesting date set forth in subsection 3(a) above times (y) the number of such vested Phantom Units.

(c) Notwithstanding any provision to the contrary herein or in the Plan, in the event the Phantom Units accelerate on account of the Participant’s death or Disability as described in subsection 3(b)(ii) above, the Participant or the Participant’s estate shall receive payment with respect to such Phantom Units, except as provided in subsections 5(d), (e) and (f) below, within thirty (30) days after the date of the Participant’s death or Disability. Any lump sum cash payment made with respect to such Phantom Units pursuant to Section 5(a)(ii) above shall be equal to the product of (i) the Fair Market Value of a Unit on the date of the Participant’s death or Disability times (ii) the number of such vested Phantom Units.

(d) Notwithstanding any provision to the contrary herein or in the Plan, in the event the Phantom Units accelerate upon a Change of Control as described in subsection 3(c) above, the Participant shall receive payment with respect to such Phantom Units, except as provided in subsection 5(f) below, within thirty (30) days after the Change of Control; provided, however, that Phantom Units shall be paid within thirty (30) days after such Change of Control (except as provided in subsection 5(f) below) only if the transaction constituting a Change of Control under this Agreement is also a “change in control event” for purposes of section 409A of the Code (“409A Change in Control Event”). Any lump sum cash payment made with respect to such Phantom Units pursuant to Section 5(a)(ii) above shall be equal to the product of (i) the Fair Market Value of a Unit on the date of the Change of Control, times (ii) the number of such vested Phantom Units. If, however, the transaction constituting a Change of Control does not constitute a 409A Change in Control Event, the Participant shall receive payment with respect to such Phantom Units, except as provided in subsection 5(f) below, within thirty (30) days after the earlier of (x) the date the Phantom Units would otherwise have vested under subsection 3(a) or (y) the date of the Participant’s termination of employment following the Change of Control. Any lump sum cash payment made with respect to such Phantom Units pursuant to Section 5(a)(ii) above shall be equal to the product of (A) the Fair Market Value of a Unit on the date of the Change of Control, times (B) the number of such vested Phantom Units.

(e) Notwithstanding any provision to the contrary herein or in the Plan, if on the date of the Participant’s termination of employment, the Participant is a “specified employee” (within the meaning of section 409A of the Code) as determined by the Board of Directors of Penn Virginia Corporation (or its delegate) in its sole discretion in accordance with its “specified employee” determination policy, then all payments payable to the Participant under this Agreement that are deemed as deferred compensation subject to the requirements of section 409A of the Code shall be postponed for a period of six (6) months following the Participant’s “separation from service” with the Company (or any Affiliate or successor thereto) (the “postponed amounts”). The postponed amounts shall be credited with interest as described in subsection 7(b) below and paid to the Participant in a lump sum within thirty (30) days after the date that is six (6) months following the Participant’s “separation from service” with the Company (or any Affiliate or successor thereto). If the Participant dies during the postponement period, the postponed amounts shall be paid to the personal representative of the Participant’s estate within sixty (60) days after Participant’s death.

(f) Notwithstanding any provision to the contrary herein or in the Plan, if, at the time the Participant’s Phantom Units vest as described in Section 3 above, the amount of (i) any Phantom Units that is otherwise payable hereunder plus (ii) any other compensation to the Participant that is taken into account for purposes of section 162(m) of the Code for the year

(“Other Compensation”) exceeds or is expected to exceed the $1,000,000 limit on deductible compensation under section 162(m) of the Code (the “Limit”), then payment of any Phantom Units to the extent (or all of the Phantom Units if Other Compensation is already or is expected to be over the Limit) that it plus all Other Compensation is in excess of the Limit shall automatically be deferred until the date of the Participant’s “separation from service” under section 409A of the Code, subject to the six-month delay described in subsection 5(d) above.

6. DERs. Until such time as the Phantom Units vest and are paid or are forfeited, if any cash distributions are paid with respect to the Units, the Partnership shall pay the Participant, in cash, the amount of the distribution that would have been distributed if the Phantom Units credited to the Participant’s Phantom Unit Account at the time of the distribution payment were Units. The distribution equivalent payment shall be made within thirty (30) days after the cash distribution is paid with respect to the Units.

7. Earnings. If vested Phantom Units are not paid within 30 days after the date such Phantom Units vest, the Company shall credit the cash value, if any, recorded in the Participant’s Phantom Unit Account with earnings through the date the Phantom Units are paid as if such cash balance of the Participant’s Phantom Unit Account had been invested at a rate equal to the prime rate published in the Wall Street Journal on the applicable vesting date of the Phantom Unit.

8. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Units, (c) changes in capitalization of the Partnership, (d) compliance with section 409A of the Code and (e) other requirements of applicable law. The Committee shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to questions arising hereunder.

9. No Employment or Other Rights. This grant shall not confer upon the Participant any right to be retained by or in the employ of the Company or any Affiliate and shall not interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment at any time. The right of the Company or any Affiliate to terminate at will the Participant’s employment at any time for any reason is specifically reserved.

10. Withholding Tax. All obligations of the Company under this Agreement shall be subject to the rights of the Company or any Affiliate to withhold amounts required to be withheld for any taxes, if applicable. The Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company or any Affiliate is required to withhold with respect to the Phantom Units.

11. No Unitholder Rights. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a unitholder with respect to Units.

12. Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Phantom Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Phantom Units by notice to the Participant, and the Phantom Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s Affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

13. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

14. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of General Counsel at Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087 and any notice to the Participant shall be addressed to such Participant at the current address known by the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

15. Section 409A of the Code. This Agreement shall be interpreted to avoid any penalty sanctions under section 409A of the Code. If any payment cannot be provided or made at the time specified herein without incurring sanctions under section 409A of the Code, then such payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under section 409A of the Code. For purposes of section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment, and if a payment is not made by the designated payment date under the Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs. In no event shall the Participant, directly or indirectly, designate the calendar year of payment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute and attest this instrument, and the Participant has placed his or her signature hereon, effective as of the Date of Grant.

Penn Virginia Resource GP, LLC

By:
Name:
Title:

I hereby accept the grant of Phantom Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby agree that I have received delivery of the Plan prospectus and that all of the decisions and determinations of the Committee with respect to the Phantom Units shall be final and binding.

Participant